UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2020 (January 8, 2020)

Commission file number 001-16583.
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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	01-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676
(Address of principal executive offices)
(404) 853-1400
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2020, Acuity Brands, Inc. (the “Company”) announced certain management changes.
Executive Officer Changes
The Company’s Board of Directors (the “Board”) has appointed Neil M. Ashe as President and Chief Executive Officer of the Company, effective January 31, 2020 (the “Executive Start Date”). The Board also has appointed Mr. Ashe to serve as a member of the Board, effective as of the Executive Start Date. Mr. Ashe, age 52, previously served as President and Chief Executive Officer, Global eCommerce & Technology, of Walmart, Inc. from January 2012 through January 2017. Prior to that, Mr. Ashe served as President of CBS Interactive from July 2008 through July 2011, where he led online properties, including CBS.com, CBSNews.com, CNET.com and CBSSports.com. He also served as Chief Executive Officer of CNET Networks, Inc., a media website that publishes reviews, news, articles, blogs, podcasts and videos on technology and consumer electronics, from 2006 to 2008 before the company was purchased by CBS Interactive.
Mr. Ashe most recently served as Chief Executive Officer of Faster Horses LLC, a private equity and consulting firm that invests in, operates and advises companies that are using digital technology to grow and change their businesses, from February 2017 to December 2019. Mr. Ashe currently serves on the Board of Directors of Vericity, Inc., a holding company for Fidelity Life and eFinancial, both life insurance providers. Mr. Ashe previously served on the Board of Directors of both CNET Networks, Inc. and AMC Networks, Inc.
The Company is entering into an Employment Letter with Mr. Ashe in connection with his appointment as President and Chief Executive Officer, the terms of which are described below. The Employment Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K.
There are no arrangements between Mr. Ashe and any other person pursuant to which Mr. Ashe was selected as an officer and director, nor are there any transactions to which the Company is or was a participant and in which Mr. Ashe has a material interest subject to disclosure under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Ashe and any of the Company’s directors or other executive officers.
Vernon J. Nagel, the Company’s current Chief Executive Officer, will step down as Chief Executive Officer as of the Executive Start Date but will remain with the Company as Executive Chairman of the Board through his current director term. Changes to Mr. Nagel’s compensation are as described below under Executive Chairman Compensation.
Lastly, the Company announced that, as of the Executive Start Date, Richard K. Reece, who has served as President of the Company since September 2019, will step down from that role and serve as Executive Vice President of the Company and as President of Acuity Brands Lighting, Inc., a wholly owned subsidiary of the Company. There were no changes to Mr. Reece’s compensation made as a result of the change in his role.
CEO Compensation
Mr. Ashe will receive an annual base salary of $1,000,000 and will be entitled to participate in all employee benefit plans and perquisites of the Company in effect from time to time (including health, life, disability, dental, and retirement plans) in which executives at his level are entitled to participate and will be eligible to participate in the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan. Mr. Ashe will also receive a $100,000 signing bonus which must be repaid on a pro rata, after-tax basis if Mr. Ashe voluntarily terminates his employment with the Company within three years of his start date (based on the number of full years worked during the three year period).
Mr. Ashe will be eligible for an annual cash incentive payment, the amount of which will be determined by the Company’s overall financial performance and Mr. Ashe’s individual performance. For the fiscal year ending August 31, 2020 (“Fiscal 2020”), the target annual cash incentive bonus will be 130% of base salary, and the target bonus for future years will be determined by the Board. The minimum annual incentive payment for Fiscal 2020 performance will be based on 100% of target for the Company performance factor multiplied by 100% personal performance factor and pro-rated based on his start date.
During Mr. Ashe’s first two fiscal years with the Company, the Board intends to grant Mr. Ashe only stock options designed to give Mr. Ashe a carried interest of approximately 2% in the value he creates for the Company’s stockholders (measured by the increase in the Company’s market capitalization from the Executive Start Date if Mr. Ashe is able to drive appreciation in the Company’s stock price above $275). The Board also intends for at least half of these stock options to be performance-based awards that will only vest if the Company’s stock price achieves specified share price hurdles, as further described below.
On the Executive Start Date (the “Initial Grant Date”), Mr. Ashe will receive an initial grant of three tranches of stock options, having the following terms:

•	Options to purchase 200,000 shares of Company stock that will vest ratably over a three-year period and expire after ten years.

•
Options to purchase 200,000 shares of Company stock with an exercise price equivalent to the greater of (x) 108% of the market value of a share of the Company’s common stock on the date of grant and (y) a value equal to the market value of a share of the Company’s common stock on the date of grant plus $10. These options will vest ratably over a three-year period and expire after ten years.

•
Options to purchase 100,000 shares of Company stock with two independent conditions to exercisability: (1) four-year ratable vesting and (2) the closing price of the Company’s stock price reaching $225 and remaining at or above $225 for 10 consecutive trading days at any time following the grant date. These options expire after ten years.

On or after September 1, 2020, the Board intends to grant Mr. Ashe two additional tranches of stock options having the following terms:

•
Options to purchase 225,000 shares of Company stock with two independent conditions to exercisability: (1) four-year ratable vesting and (2) the closing price of the Company’s stock price reaching $275 and remaining at or above $275 for 10 consecutive trading days. These options expire after ten years.

•
Options to purchase an additional number of shares of the Company’s stock calculated such that cumulatively all five tranches of option grants would give Mr. Ashe a carried interest of approximately 2% in the value created for the Company’s stockholders if the Company’s stock price increased from the closing price of Company stock on the Initial Grant Date to an amount above $275 (provided that the number of shares subject to this last tranche of stock options would be capped at 175,000). These options will have two independent conditions to exercisability: (1) four-year ratable vesting and (2) the closing price of the Company’s stock price reaching $225 and remaining at or above $225 for 10 consecutive trading days. These options expire after ten years.

Mr. Ashe will not be eligible to receive any equity grants other than the grants described above until October 2021. Two forms of Nonqualified Stock Option Award Agreements to be used for the option grants referred to above are filed as Exhibits 10.2 (options subject only to time-based conditions) and 10.3 (options subject to time-based and share price performance conditions) to this Current Report on Form 8-K.
The Company will also enter into a Severance Agreement and a Change in Control Agreement with Mr. Ashe on substantially similar terms to those described in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders for the Company’s former Executive Vice President; the forms of these agreements with Mr. Ashe are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K. The Company will also enter into its standard Indemnification Agreement with Mr. Ashe, the form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K.
Executive Chairman Compensation
In his new role as Executive Chairman, Mr. Nagel will receive a monthly salary of $40,000 through his current director term. Mr. Nagel will also have an opportunity to receive a cash incentive award equal to 75% of his monthly base salary from the Executive Start Date to the end of Fiscal 2020.
Item 8.01. Other Events.
On January 8, 2020, the Company issued a press release announcing the management changes described above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Letter between Acuity Brands, Inc. and Neil M. Ashe, dated January 9, 2020
10.2	Form of Nonqualified Stock Option Award Agreement (options subject only to time-based conditions)
10.3	Form of Nonqualified Stock Option Award Agreement (options subject to time-based and share price performance conditions)
10.4	Form of Severance Agreement
10.5	Form of Change in Control Agreement
10.6	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on February 9, 2010)
99.1	Press release dated January 8, 2020
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 9, 2020

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Employment Letter between Acuity Brands, Inc. and Neil M. Ashe, dated January 9, 2020	(Filed with the Commission as part of this Form 8-K).
10.2	Form of Nonqualified Stock Option Award Agreement (options subject only to time-based conditions)	(Filed with the Commission as part of this Form 8-K).
10.3	Form of Nonqualified Stock Option Award Agreement (options subject to time-based and share price performance conditions)	(Filed with the Commission as part of this Form 8-K).
10.4	Form of Severance Agreement	(Filed with the Commission as part of this Form 8-K).
10.5	Form of Change in Control Agreement	(Filed with the Commission as part of this Form 8-K).
10.6	Form of Indemnification Agreement	(Incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on February 9, 2010)
99.1	Press release dated January 8, 2020	(Filed with the Commission as part of this Form 8-K).
104	Cover Page Interactive Data File (embedded within the inline XBRL document)	(Filed with the Commission as part of this Form 8-K).